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                                   EXHIBIT 21

                   SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

         Exclusive of immaterial subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 12, 2003, had the following subsidiaries:

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
                                                                PLACE OF
NAME                                                          INCORPORATION
----                                                          -------------
Agari Mediaware, Inc.                                      Delaware
Alliance Consulting Group Associates, Inc.                 New Jersey
Alliance Holdings, Inc.                                    Delaware
Bonfield 2000 Capital, L.P.                                Delaware
Bonfield Fund Management, L.P.                             Delaware
Bonfield Insurance, Ltd.                                   British Virgin Islands
Bonfield Partners Capital, L.P.                            Delaware
ChromaVision Medical Systems, Inc.                         Delaware
CompuCom Systems, Inc.                                     Delaware
CompuShop Incorporated                                     Texas
Mantas, Inc.                                               Delaware
Pacific Title and Arts Studio, Inc.                        Delaware
PA-ESP Management, L.P.                                    Delaware
Penn-Sylvan Management, Inc.                               Pennsylvania
Pennsylvania Early Stage Partners GP, LLC                  Pennsylvania
Protura Wirless, Inc.                                      Delaware
Safeguard 97 Capital, L.P.                                 Delaware
Safeguard 98 Capital, L.P.                                 Delaware
Safeguard 99 Capital, L.P.                                 Delaware
Safeguard 2000 Capital, L.P.                               Delaware
Safeguard 2001 Capital, L.P.                               Delaware
Safeguard Capital Management, Inc.                         Delaware
Safeguard Delaware, Inc.                                   Delaware
Safeguard Fund Administrative Services, Inc.               Delaware
Safeguard Fund Management, Inc.                            Delaware
Safeguard Fund Management, L.P.                            Delaware
Safeguard Partners Capital, L.P.                           Delaware
Safeguard Scientifics (Delaware), Inc.                     Delaware
Safeguard Scientifics Foundation                           Pennsylvania
Safeguard Technologies, Inc.                               Delaware
SFINT, Inc.                                                Delaware
Sotas, Inc.                                                Delaware
SSI Partnership Holdings, Inc.                             Delaware
SSI Partnership Holdings (Pennsylvania), Inc.              Pennsylvania
Tangram Enterprise Solutions, Inc.                         Pennsylvania
XL Realty Corp.                                            Florida
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